Exhibit 11 under Form N-1A
                                    Exhibit 23 under Item 601/Reg. S-K








INDEPENDENT AUDITORS' CONSENT


To the Board of Trustees and Shareholders of Automated Government Money Trust:


We consent to the use in Post-Effective Amendment No. 29 to Registration Statement (No. 2-77822) of Automated Government Money Trust of our report dated September 8, 1998 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" in such Prospectus.



By: DELOITTE & TOUCHE
    Deloitte & Touche


Pittsburgh, Pennsylvania
September 23, 1998